Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements and in their related prospectuses of Apple Hospitality Two, Inc., as listed below, of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Apple Hospitality Two, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Registration Statement No.	Description

333-112981	Form S-3, pertaining to the Company’s Dividend Reinvestment and Share Purchase Plan

/s/ Ernst & Young LLP

Richmond, Virginia

March 11, 2004

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